                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934

        Date of Report (Date of earliest event reported): June 14, 1999

                       Commission File Number: 000-25269

                               VerticalNet, Inc.
            (Exact name of registrant as specified in its charter.)

             Pennsylvania                               23-2815834
 ________________________________________       __________________________
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)                Identification No.)

                             2 Walnut Grove Drive
                               Horsham, PA 19044
          ___________________________________________________________
         (Address of principal executive offices, including zip code)

      (Registrant's telephone number (215) 328-6100, including area code)


                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

  On June 14, 1999, VerticalNet, Inc. (VerticalNet or the "Company"), a Pennsylvania corporation, purchased all of the capital stock of Techspex, Inc. ("Techspex"), an Ohio corporation, the owner and operator of a vertical trade community focused on machine tools that operates under the tradename "techspex on-line."

The acquisition was consummated pursuant to an Agreement and Plan of Merger dated June 14, 1999, among the Company, TSX Acquisition Corp., Techspex and the stockholders of Techspex (the "Agreement"). The terms of the Agreement were negotiated on an arms-length basis.

Pursuant to the Agreement, the consideration for the acquisition of Techspex was $311,000 in cash, including transaction costs of $100,000, and 44,997 shares of Company common stock with a fair market value of approximately $2,959,000. The cash portion was financed by proceeds from the Company's initial public offering in February 1999.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial Statements of Techspex:
                 Report of Independent Public Accountants
                 Balance Sheets
                 Statements of Operations
                 Statements of Shareholders' Deficit
                 Statements of Cash Flows
                 Notes to Financial Statements

         (b)  Pro Forma Financial Information.

                 Pro Forma  Financial Statements (unaudited):
                 Basis of Presentation
                 Pro Forma Condensed Consolidated Balance Sheet
                 Pro Forma Consolidated Statements of Operations
                 Notes to Pro Forma Condensed Consolidated Financial Statements

         (c)  Exhibits

                 2.1 Agreement and Plan of Merger among VerticalNet, Inc., TSX Acquisition Corp., Techspex, Inc. and the Stockholders of Techspex, Inc.

                 23.1 Consent of Arthur Andersen LLP

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Techspex, Inc.:

We have audited the accompanying balance sheet of Techspex, Inc. (an Ohio corporation) as of December 31, 1998, and the related statements of operations, shareholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Techspex, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                      /S/ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
June 15, 1999

                                 TECHSPEX, INC.
                                 --------------

                                 BALANCE SHEETS
                                 --------------



                                                                        December 31,        March 31,
                                                                            1998              1999
                                                                      ----------------  ----------------
                               ASSETS                                                     (unaudited)
                               ------
CURRENT ASSETS:
 Cash                                                                       $   7,219         $  74,817
 Accounts receivable, net of allowance for
  doubtful accounts of $16,700                                                126,571            63,840
                                                                            ---------         ---------
          Total current assets                                                133,790           138,657

PROPERTY AND EQUIPMENT, net                                                    10,377             8,586
                                                                            ---------         ---------
                                                                            $ 144,167         $ 147,243
                                                                            =========         =========
                LIABILITIES AND SHAREHOLDERS' DEFICIT
                -------------------------------------
CURRENT LIABILITIES:
 Notes payable to shareholder                                               $ 753,027         $ 736,979
 Accounts payable                                                               5,971            10,901
 Accrued liabilities                                                            8,540            10,221
 Deferred revenues                                                            175,241           200,713
                                                                            ---------         ---------
          Total current liabilities                                           942,779           958,814
                                                                            ---------         ---------
COMMITMENTS (Note 6)
SHAREHOLDERS' DEFICIT:
 Common stock, no par value, 850 shares (425 Class A
 and 425 Class B) authorized, 600 shares (300 Class A
 and 300 Class B) issued and outstanding                                        3,000             3,000
 Additional paid-in capital                                                    72,000            78,000
 Accumulated deficit                                                         (873,612)         (892,571)
                                                                            ---------         ---------
          Total shareholders' deficit                                        (798,612)         (811,571)
                                                                            ---------         ---------
                                                                            $ 144,167         $ 147,243
                                                                            =========         =========


        The accompanying notes are an integral part of these statements.

                                 TECHSPEX, INC.
                                 --------------



                            STATEMENTS OF OPERATIONS
                            ------------------------



                                                                                Three Months Ended
                                                          Year Ended                March 31,
                                                         December 31,     -----------------------------
                                                             1998              1998            1999
                                                      ------------------  --------------  --------------
                                                                                   (unaudited)
REVENUES                                                      $ 307,554        $ 46,561        $103,618
COST AND EXPENSES:
 Editorial and operational                                       72,937          15,243          17,403
 Product development                                             22,142           5,555           5,680
 Sales and marketing                                            218,264          60,724          47,744
 General and administrative                                     183,518          44,572          39,249
                                                              ---------        --------        --------
         Operating loss                                        (189,307)        (79,533)         (6,458)

INTEREST EXPENSE                                                 43,144          10,135          12,501
                                                              ---------        --------        --------
NET LOSS                                                      $(232,451)       $(89,668)       $(18,959)
                                                              =========        ========        ========


        The accompanying notes are an integral part of these statements.

                                 TECHSPEX, INC.
                                 --------------


                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                      -----------------------------------



                                               Common Stock           Additional                             Total
                                         ------------------------       Paid-in        Accumulated       Shareholders'
                                           Shares       Amount          Capital          Deficit            Deficit
                                         ----------  -------------  ---------------  ----------------  -----------------
BALANCE, DECEMBER 31, 1997                      600         $3,000          $48,000        $(641,161)         $(590,161)
 Contribution of services by
 related-party                                   --             --           24,000               --             24,000
 Net loss                                        --             --               --         (232,451)          (232,451)
                                          ---------      ---------        ---------        ---------          ---------
BALANCE, DECEMBER 31, 1998                      600          3,000           72,000         (873,612)          (798,612)
 Contribution of services by
 related-party                                   --             --            6,000               --              6,000
 Net loss                                        --             --               --          (18,959)           (18,959)
                                          ---------      ---------        ---------        ---------          ---------
BALANCE, MARCH 31, 1999
(unaudited)                                     600         $3,000          $78,000        $(892,571)         $(811,571)
                                          =========      =========        =========        =========          =========





        The accompanying notes are an integral part of these statements.

                                 TECHSPEX, INC.
                                 --------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------


                                                                                 Three Months Ended
                                                            Year Ended               March 31,
                                                           December 31,    -----------------------------
                                                               1998             1998            1999
                                                          ---------------  ---------------  -------------
                                                                                    (unaudited)
OPERATING ACTIVITIES:
 Net loss                                                      $(232,451)        $(89,668)      $(18,959)
 Adjustments to reconcile net loss to net
 cash provided by (used in) operating activities-
   Depreciation and amortization                                   9,513            2,344          1,791
   Provision for doubtful accounts                                16,700               --             --
   Contribution of services by related-party                      24,000            6,000          6,000
   Change in assets--
     Accounts receivable                                        (116,115)         (34,589)        62,731
     Prepaid expenses                                              8,000            8,000             --
   Change in liabilities--
     Accounts payable                                              2,491            1,025          4,930
     Accrued liabilities                                           5,541           11,706          1,681
     Deferred revenues                                           108,546           51,882         25,472
                                                               ---------         --------       --------
         Net cash provided by (used in) operating
          activities                                            (173,775)         (43,300)        83,646
                                                               ---------         --------       --------

FINANCING ACTIVITIES:
 Proceeds from notes payable to shareholder                      161,704               --             --
 Repayments of notes payable to shareholder                      (10,000)              --        (16,048)
 Net proceeds from advances from related-party                        --           40,834             --
                                                               ---------         --------       --------
         Net cash provided by (used in) financing
          activities                                             151,704           40,834        (16,048)
                                                               ---------         --------       --------

INCREASE (DECREASE) IN CASH                                      (22,071)          (2,466)        67,598
CASH, BEGINNING OF PERIOD                                         29,290           29,290          7,219
                                                               ---------         --------       --------
CASH, END OF PERIOD                                            $   7,219         $ 26,824       $ 74,817
                                                               =========         ========       ========
SUPPLEMENTAL CASH FLOW INFORMATION:
 Interest paid                                            $  --            $  --                $ 12,501
                                                          ==============   ==============       ========




        The accompanying notes are an integral part of these statements.

                                 TECHSPEX, INC.
                                 --------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

        (Information as of March 31, 1999 and for the three months ended
                     March 31, 1998 and 1999 is unaudited)



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   -------------------------------------------

The Company
-----------

Techspex, Inc. ("Techspex" or the "Company") is the owner and operator of a vertical trade community focused on machine tools that operates under the tradename "techspex on-line." Vertical trade communities are targeted business-to-business communities of commerce on the Internet. The Company's vertical trade community is a Web site that acts as a comprehensive source of information, interaction and electronic commerce for the machine tool industry. The Company's Web site provides a searchable database of machine tools, dealers and tooling and accessory suppliers. The Company was incorporated on January 4, 1996.

The Company currently generates substantially all of its revenue from Internet advertising and additional revenue from subscription fees to the Company's database, the creation of Web sites and filtered search engines and royalties from sales through the site.

Interim Financial Statements
----------------------------

The financial statements as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the three months ended March 31, 1998 and 1999 are not necessarily indicative of the results to be expected for the entire year.

Property and Equipment
----------------------

Property and equipment are stated at cost, net of accumulated amortization and depreciation computed on a straight-line basis over the estimated useful lives of three years for computer and office equipment, purchased software and furniture and five years for an automobile.

Revenues and Editorial and Operational Expenses
-----------------------------------------------

The Company's revenues are derived principally from advertising contracts, which include the initial construction of the on-line advertisement. The advertising contracts do not extend beyond one year. Advertising revenues are recognized ratably over the contract period. Subscription revenue is recognized ratably over the subscription period, while revenue related to the creation of Web sites and filtered search engines is recognized upon completion of the project. Revenue based upon royalties from sales conducted on the Company's Web site are recognized upon shipment of the merchandise.

The Company has not recognized any revenue related to barter transactions, as such transactions were immaterial for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999.

Editorial and operational expenses primarily consist of Internet connection charges, depreciation, purchased content, salaries and benefits of operating and editorial personnel and other related operating costs.

Concentration of Credit Risk
----------------------------

The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral on accounts receivable. The Company maintains allowances for credit losses and such losses have been within management's expectations. No single customer accounted for greater than 10% of total revenues for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999.

Financial Instruments
---------------------

The Company's financial instruments principally consist of cash, accounts receivable, accounts payable, accrued expenses and notes payable that are carried at cost, which approximates fair value.

Product Development
-------------------

Product development costs consist principally of salaries and related costs, which are charged to expense as incurred.

Advertising Costs
-----------------

The Company charges advertising costs to expense as incurred. Advertising expense was $41,123, $8,128 and $1,003 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

Income Taxes
------------

The Company has elected to be taxed as an S Corporation. As a result, the Company has not been subject to federal or state income taxes and the taxable loss of the Company has been included in the shareholders' tax returns.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.    PROPERTY AND EQUIPMENT:
      -----------------------

                                                            December 31,           March 31,
                                                                1998                 1999
                                                         -------------------  -------------------
Computer equipment and
purchased software                                                 $ 17,747             $ 17,747
Office equipment and furniture                                        1,323                1,323
Automobile                                                           16,134               16,134
                                                                   --------             --------
                                                                     35,204               35,204
Less- Accumulated depreciation and amortization
                                                         ------------------              (26,618)
                                                                    (24,827)            --------
                                                                   --------
                                                                   $ 10,377             $  8,586
                                                                   ========             ========


3.    ADVANCES FROM RELATED-PARTY AND NOTES PAYABLE TO SHAREHOLDERS:
      --------------------------------------------------------------

Since inception, the Company has received advances from Gosiger, Inc. ("Gosiger"), an entity owned by certain shareholders of the Company, to fund operations. The related-party advances bear interest at 8.0% per year and have no defined terms. Interest expense related to these advances was $3,435 and $170 for the year ended December 31, 1998 and the three months ended March 31, 1998, respectively. There was no interest expense incurred related to these advances during the three months ended March 31, 1999.

On December 31, 1996, 1997 and 1998, the then outstanding balances of the related-party advances were repaid to Gosiger through borrowings from the shareholders. The notes issued to the shareholders were $266,307, $335,016 and $161,704 on December 31, 1996, 1997 and 1998, respectively. The Company repaid $10,000 and $16,048 of the borrowings during the year ended December 31, 1998 and the three months ended March 31, 1999, respectively. The notes payable to the shareholders are payable on demand and bear interest at prime minus .5% (8.0%
as of March 31, 1999), payable monthly. Interest expense related to these notes for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999 was $39,709, $9,965, and $12,501, respectively. At December 31,
1998 and March 31, 1999, the total of all notes payable to shareholders was $753,027 and $736,979, respectively.

4.  OTHER RELATED-PARTY TRANSACTIONS:
    ---------------------------------

In addition to Gosiger providing the advances to the Company (see Note 3), Gosiger provides certain administrative services and pays certain shared expenses, such as payroll and insurance, for the Company. The Company does not pay for the administrative services, but does reimburse Gosiger for shared expenses. Accordingly, the Company has recorded the estimated fair value of the administrative services in the accompanying statement of operations and a corresponding amount as a capital contribution in the accompanying statements of shareholders' deficit. The estimated fair value of the administrative services was $24,000, $6,000 and $6,000 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively. Reimbursements during the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999 were approximately $162,000, $35,000 and $100,000, respectively. In addition, the Company generated revenues of $6,900 and $3,800 for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively, from sales to Gosiger and its subsidiaries. The Company did not generate any revenue from Gosiger or its subsidiaries during the three months ended March 31, 1998.

5.  COMMON STOCK:
    -------------

The Company is authorized to issue 850 shares (425 Class A and 425 Class B) of voting Common stock with no par value.

The Company and its shareholders are parties to a shareholders' agreement that provides for the election of the members of the Company's Board of Directors, restricts transfers of outstanding shares and provides rights of first refusal on sales of the Company's Common stock. The agreement also provides for the Company to purchase, at the book value per share, a shareholder's stock interest upon death and, in the case of the Class B shareholder, upon death, disability, retirement or termination. The agreement terminates when only one shareholder holds shares in the Company.

6.  COMMITMENTS:
    ------------

Leases
------

The Company has an operating lease for its office space through June 1999. Rent expense for the year ended December 31, 1998 was $12,540 and for the three months ended March 31, 1998 and 1999 was $3,090 and $3,180, respectively. Remaining minimum lease payments under the lease as of December 31, 1998 are $6,360 through June 1999.

Employment Agreements
---------------------

The Company has employment agreements with two employees which provide for aggregate minimum annual compensation of $142,000 in 1999.

7.  SUBSEQUENT EVENT:
    -----------------

On June 14, 1999, the Company and its shareholders executed an agreement to sell the stock of the Company to VerticalNet, Inc., an owner and operator of several vertical trade communities.

                               VERTICALNET, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (unaudited)


The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 and the related pro forma consolidated statements of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999 give effect to the acquisition of all the capital stock of Techspex, Inc., as described in Note 2 of the Notes to Pro Forma Condensed Consolidated Financial Statements, as if the transactions had occurred as of March 31, 1999 in the case of the pro forma condensed consolidated balance sheet, and as of January 1, 1998, in the case of the pro forma condensed consolidated statements of operations.

In addition, the unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 also give effect to the acquisitions of Boulder Interactive Technology Services Company ("BITC") and Informatrix Worldwide, Inc. ("Informatrix"), as described in Note 3 of the Notes to the Pro Forma Condensed Consolidated Financial Statements, as if the transactions had occurred as of January 1, 1998.

The pro forma condensed consolidated financial statements have been prepared by the management of the Company and should be read in conjunction with the historical consolidated financial statements, which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, the historical financial statements of Techspex, which are included elsewhere in this Form 8-K and the historical financial statements of BITC and Informatrix filed in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. Since the pro forma financial statements which follow are based upon the financial condition and operating results of Techspex, BITC and Informatrix during periods when they were not under the control or management of VerticalNet, the information presented may not be indicative of the results which would have actually been obtained had the acquisitions been completed on January 1, 1998 nor are they indicative of future financial or operating results.

                              VERTICAL NET, INC.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                   31-Mar-99


                                                          Historical (Notes 1)
                                                 ---------------------------------------
                                                                                                 Pro Forma
                                                    VertitcalNet            Techspex            Adjustments            Pro Forma
                                                 -----------------     -----------------     -----------------     -----------------
Assets
------
Current assets:
    Cash and cash equivalents                          $10,457,327            $   74,817          $   (311,000)(a)    $   10,221,144
    Short-term investments                              28,952,539                     -                     -            28,952,539
    Accounts receivable, net of allowance
     for doubtful accounts                               2,238,902                63,840                     -             2,302,742
    Prepaid expenses and other assets                    2,741,061                     -                     -             2,741,061
Total current assets                                    44,389,829               138,657              (311,000)           44,217,486
Property and equipment, net                              1,418,052                 8,586                     -             1,426,638
Goodwill and other intangibles, net of
 accumulated amortization                                2,751,623                     -             3,344,775 (b)         6,096,398
Long-term investments                                   17,545,994                     -                     -            17,545,994
Deferred charges and other assets                           53,318                     -                     -                53,318
                                                 -----------------     -----------------     -----------------     -----------------
Total assets                                           $66,158,816            $  147,243          $  3,033,775        $   69,339,834
                                                 =================     =================     =================     =================

Liabilities and Shareholders' Equity (Deficit)
----------------------------------------------
Current liabilities:
    Current portion of long-term debt                  $   781,562            $        -          $          -        $      781,562
    Accounts payable                                     1,871,213                10,901                     -             1,882,114
    Accrued expenses                                     2,071,348                10,221                     -             2,081,569
    Deferred revenues                                    3,149,541               200,713                     -             3,350,254
    Notes payable                                           50,000               736,979              (736,979)(c)            50,000
                                                 -----------------     -----------------     -----------------     -----------------
Total current liabilities                                7,923,664               958,814              (736,979)            8,145,499
Long-term debt, net of current portion                     642,388                     -                     -               642,388

                                                                                                     2,959,183 (a)
Shareholders' equity (deficit)                          57,592,764              (811,571)              811,571 (d)        60,551,947
Total liabilities and shareholders'
 equity (deficit)                                      $66,158,816              $147,243          $  3,033,775        $   69,339,834
                                                 =================     =================     =================     =================

        The accompanying notes are an integral part of these statements.

                              VERTICAL NET, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1998

                                                            Historical (Note 1)
                                             --------------------------------------------------
                                             VerticalNet      BITC     Informatrix    Techspex       Adjustments        Pro Forma
                                             -----------    --------   -----------    ---------      -----------       -----------
Revenues                                     $ 3,134,769    $437,628     $ 32,442     $ 307,554      $      -          $ 3,912,393
                                             -----------    --------   -----------    ---------      -----------       -----------
Costs and Expenses:
   Editorial and operational                  3,237,971     121,726      253,503        72,937         (180,000)(g)     3,506,137
   Product development                        1,404,557           -       75,766        22,142              -           1,502,465
   Sales and marketing                        7,894,662     123,542      426,058       218,264              -           8,662,526
   General and administrative                 3,823,593     327,879       93,131       183,518              -           4,428,121
                                                                                                        922,401  (i)
   Amortization of goodwill                     282,990           -            -             -        1,114,925  (e)    2,320,316
                                             -----------    --------   -----------    ---------      -----------       -----------
        Operating loss                      (13,509,004)   (135,519)    (816,016)     (189,307)      (1,857,326)      (16,507,172)
                                             -----------    --------   -----------    ---------      -----------       -----------
Interest and dividend income                    212,130         143            -             -              -             212,273
                                                                                                         43,144  (f)
Interest expense                               (297,401)          -      (37,978)      (43,144)          35,025  (h)     (300,354)
                                             -----------    --------   -----------    ---------      -----------       -----------
        Interest, net                           (85,271)        143      (37,978)      (43,144)          78,169           (88,081)
                                             -----------    --------   -----------    ---------      -----------       -----------
Net loss                                   $(13,594,275)  $(135,376)  $ (853,994)   $ (232,451)    $ (1,779,157)     $(16,595,253)
                                             ===========    ========   ===========    =========      ===========       ===========
Basic and diluted net loss per share            $ (5.29)                                                                  $ (6.26)
                                             ===========                                                               ===========
Weighted average shares outstanding
    used in basic and diluted
    per-share calculation                     2,570,550                                                                 2,651,767
                                             ===========                                                               ===========


                              VERTICAL NET, INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1999


                                                    Historical (Note 1)
                                         -------------------------------------------
                                                                                              Pro Forma
                                            VerticalNet               Techspex               Adjustments             Pro Forma
                                         -------------------     -------------------     -------------------     ------------------

Revenues                                          $1,933,779                $103,618             $         -             $2,037,397
                                         -------------------     -------------------     -------------------     ------------------

Costs and Expenses:
   Editorial and operational                       1,196,137                  17,403                       -              1,213,540
   Product development                             1,209,638                   5,680                       -              1,215,318
   Sales and marketing                             3,630,205                  47,744                       -              3,677,949
   General and administrative                      1,379,636                  39,249                       -              1,418,885
   Amortization of goodwill                          274,567                       -                 278,731 (e)            553,298
                                         -------------------     -------------------     -------------------     ------------------
        Operating loss                            (5,756,404)                 (6,458)               (278,731)            (6,041,593)
                                         -------------------     -------------------     -------------------     ------------------

Interest and dividend income                         336,893                       -                       -                336,893
Interest expense                                    (189,247)                (12,501)                 12,501 (f)           (189,247
                                         -------------------     -------------------     -------------------     ------------------)
        Interest, net                                147,646                 (12,501)                 12,501                147,646
                                         -------------------     -------------------     -------------------     ------------------
Net loss                                         ($5,608,758)               ($18,959)              ($266,230)           ($5,893,947)
                                         ===================     ===================     ===================     ==================

Basic and diluted net loss per share                  ($0.55)                                                                ($0.58)
                                         ===================                                                     ==================
Weighted average shares outstanding
    used in basic and diluted
    per-share calculation                         10,156,587                                                             10,201,584
                                         ===================                                                     ==================

       The accompanying notes are an integral part of these statements.

                               VERTICALNET, INC.
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)


Note 1: HISTORICAL FINANCIAL STATEMENTS:

The historical balances of VerticalNet, Inc. ("VerticalNet" or the "Company") represent the consolidated balance sheet as of March 31, 1999 and the consolidated results of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999 as reported in the consolidated financial statements which have been previously filed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the three months ended March 31, 1999. The historical balances of Boulder Interactive Technology Services Company ("BITC") and Informatrix Worldwide, Inc. ("Informatrix") for the year ended December 31, 1998 represent the results of operations for BITC and Informatrix prior to their acquisition by VerticalNet during the year ended December 31, 1998 and were derived from their historical financial statements included in the Company's Registration Statement filed on Form S-1 effective February 11, 1999. The historical balances of Techspex Inc. ("Techspex") were derived from the historical balance sheet as of March 31, 1999 and the statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999, included in this Form 8-K.

Note 2: ACQUISITIONS OF TECHSPEX, INC.:

On June 14, 1999, the Company acquired all of the capital stock of Techspex for approximately $3.3 million, including transaction costs. The consideration for the acquisition was $311,000 in cash (including transaction costs of $100,000) and 44,997 shares of Company common stock with a fair market value of approximately $3.0 million. The acquisition has been accounted for under the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on the fair values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The purchase price plus the net liabilities assumed was approximately $3.3 million, which has been recorded as goodwill and will be amortized on a straight line basis over 36 months.

The following pro forma adjustments for the Techspex acquisition are reflected in the pro forma condensed consolidated balance sheet as of March 31, 1999 and the pro forma consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999.

Unaudited Pro Forma Adjustments to Condensed Consolidated Balance Sheet
-----------------------------------------------------------------------

(a) Reflects the consideration issued by the Company to consummate the acquisition as follows:

         Cash                           $  211,000
         Transaction costs                 100,000
         VerticalNet Common Stock        2,959,183
                                        ----------
                                        $3,270,183
                                        ==========

(b) Reflects the recording of the purchase transaction. The book value of the assets acquired and liabilities assumed are estimated to approximate fair value.

         Total purchase price           $3,270,183
         Fair value of net liabilities
          assumed (after cancellation
          of notes payable -- see (e))      74,592
                                        -----------
                                        $3,344,775
                                        ===========

The purchase price plus the net liabilities assumed will be allocated to goodwill and amortized over the estimated useful life of 36 months.

(c) Reflects the cancellation of the notes payable prior to the acquisition by the Company.

(d)  Reflects the elimination of the equity accounts of Techspex.

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(e) Represents additional amortization expense for the year ended December 31, 1998 and the three months ended March 31, 1999, respectively, relating to goodwill based upon the estimated useful life of 36 months.

(f) Represents the elimination of interest expense incurred on the notes payable of Techspex.


Note 3: BOULDER INTERACTIVE TECHNOLOGY SERVICES AND INFORMATRIX WORLDWIDE INC. ACQUISITION INFORMATION:

On September 1, 1998 the Company acquired all of the outstanding stock capital stock of BITC for $1.8 million in cash. On September 30, 1998 the Company acquired all the outstanding capital stock of Informatrix for 46,154 shares of the Company's common stock valued at $153,000. Contingent on achieving future sales targets during 1998, Informatrix shareholders later received 3,738 additional shares of the Company's common stock valued at approximately $32,000. Both acquisitions were accounted for using the purchase method of accounting. The purchase price plus net liabilities assumed, which was recorded as goodwill and amortized on a straight line basis over 36 months, was approximately $1.9 million and $903,000 for BITC and Informatrix, respectively. Refer to Company's previously filed Annual Report on form 10-K and Registration Statement on Form S-1 effective February 11, 1999 for additional information.

The following pro forma adjustments for the BITC and Informatrix acquisitions are reflected in the pro forma consolidated statement of operations for the year ended December 31, 1998:

Unaudited Pro Forma Adjustments to Consolidated Statements of Operations
------------------------------------------------------------------------

(g) Reflects the elimination of editorial and operational costs charged by VerticalNet to Informatrix to maintain Informatrix's vertical trade community.

(h) Reflects the elimination of interest expense incurred by Informatrix on indebtedness to VerticalNet.

(i) Represents additional amortization expense for the year ended December 31, 1998, relating to goodwill based upon the estimated useful life of 36 months.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 25, 1999                          VERTICALNET, INC.

                                               By:  /s/  Gene S.  Godick
                                                    --------------------
                                               Name:  Gene S. Godick
                                               Title:  Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------
2.1            Agreement and Plan of Merger among VerticalNet, Inc., TSX
               Acquisition Corp., Techspex, Inc. and the Stockholders of
               Techspex, Inc.

23.1           Consent of Arthur Andersen LLP